Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SeaStar Medical Holding Corporation of our report dated April 14, 2022 relating to the financial statements of SeaStar Medical, Inc.

/s/ ArmaninoLLP
Bellevue, Washington

February 27, 2023